Exhibit 99.1

•Reported third-quarter earnings of $346 million or $0.82 per share; adjusted earnings of $859 million or $2.04 per share
•Returned $1.3 billion to shareholders through dividends and share repurchases
•Achieved business transformation $1.4 billion run-rate savings target, including $1 per barrel Refining cost reduction
•Progressed asset dispositions totaling $2.7 billion toward $3 billion target, including recently executed agreements

HOUSTON, October 29, 2024 – Phillips 66 (NYSE: PSX), a leading integrated downstream energy provider, announced third-quarter earnings.

“Our employees continue to execute our strategic priorities, deliver strong operating performance and leverage the benefits of our differentiated downstream portfolio,” said Mark Lashier, chairman and CEO of Phillips 66.

“We have achieved our cost reduction and Midstream synergy targets,” said Lashier. “In addition, we have significantly advanced our asset disposition program with recently announced transactions. Our commitment to operational excellence and disciplined capital allocation continues to create long-term shareholder value.”

Financial Results Summary
(in millions of dollars, except as indicated)

	3Q 2024	2Q 2024
Earnings	$346	1,015
Adjusted Earnings[1]	859	984
Adjusted EBITDA[1]	1,998	2,183
Earnings Per Share
Earnings Per Share - Diluted	0.82	2.38
Adjusted Earnings Per Share - Diluted[1]	2.04	2.31
Cash Flow From Operations	1,132	2,097
Cash Flow From Operations, Excluding Working Capital[1]	1,513	1,181
Capital Expenditures & Investments[2]	358	367
Return of Capital to Shareholders	1,277	1,325
Share repurchases	800	840
Dividends paid	477	485
Cash	1,637	2,444
Debt	19,998	19,960
Debt-to-capital ratio	40%	40%
Net debt-to-capital ratio[1]	38%	36%
[1]Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[2] Excludes acquisitions of $567 million in the third quarter of 2024 and purchases of government obligations of $1.1 billion in third-quarter of 2024.

Segment Financial and Operating Highlights
(in millions of dollars, except as indicated)

	3Q 2024	2Q 2024	Change
Earnings[1]	$346	1,015	(669)
Midstream	644	767	(123)
Chemicals	342	222	120
Refining	(108)	302	(410)
Marketing and Specialties	(22)	415	(437)
Renewable Fuels	(116)	(55)	(61)
Corporate and Other	(327)	(340)	13
Income tax expense	(44)	(291)	247
Noncontrolling interests	(23)	(5)	(18)

Adjusted Earnings[1,2]	$859	984	(125)
Midstream	672	753	(81)
Chemicals	342	222	120
Refining	(67)	302	(369)
Marketing and Specialties	583	415	168
Renewable Fuels	(116)	(55)	(61)
Corporate and Other	(327)	(340)	13
Income tax expense	(205)	(278)	73
Noncontrolling interests	(23)	(35)	12

Adjusted EBITDA[2]	$1,998	2,183	(185)
Midstream	892	971	(79)
Chemicals	466	348	118
Refining	188	531	(343)
Marketing and Specialties	656	484	172
Renewable Fuels	(92)	(43)	(49)
Corporate and Other	(112)	(108)	(4)

Operating Highlights
Midstream NGL Fractionated Volumes (MBD)	728	744	(16)
Chemicals Global O&P Utilization	98%	98%	—%
Refining
Turnaround Expense ($)	137	100	37
Realized Margin ($/BBL)[2]	8.31	10.01	(1.70)
Crude Capacity Utilization	94%	98%	(4%)
Clean Product Yield	87%	86%	1%
Renewable Fuels Produced (MBD)	44	31	13
[1]Segment reporting is pre-tax.
[2]Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Third-Quarter 2024 Financial Results

Reported earnings were $346 million for the third quarter of 2024 versus $1.0 billion in the second quarter. Third-quarter earnings included a legal accrual of $605 million in the Marketing and Specialties segment, costs related to the planned shutdown of the Los Angeles Refinery of $41 million in the Refining segment, and an impairment of $28 million in the Midstream segment. Second-quarter earnings included a gain on sale of investment of $238 million and an impairment of $224 million, both impacting the Midstream segment. Adjusted earnings for the third quarter were $859 million versus $984 million in the second quarter.

•Midstream third-quarter 2024 adjusted pre-tax income decreased compared with the second quarter mainly due to seasonal maintenance costs and lower equity earnings, partially offset by higher export margins.

•Chemicals reported pre-tax income increased mainly due to higher margins and lower costs.

•Refining adjusted pre-tax loss was a decrease compared to the second quarter, primarily due to a decline in realized margins largely driven by lower market crack spreads.

•Marketing and Specialties adjusted pre-tax income increased primarily due to higher margins.

•Renewable Fuels reported pre-tax loss increased primarily due to lower realized margins, partially offset by higher volumes.

As of September 30, 2024, the company had $1.6 billion of cash and cash equivalents and $5.3 billion of committed capacity available under credit facilities.

Business Highlights and Strategic Priorities Progress

•Distributed $12.5 billion through share repurchases and dividends since July 2022 and on pace to achieve the company’s $13 billion to $15 billion target by year-end.

•Achieved $1.4 billion in run-rate business transformation savings, delivering on the company’s target ahead of schedule.

•Expanded its Midstream NGL wellhead-to-market business with the acquisition of Pinnacle Midstream and approved a follow-on processing plant expansion in the Midland Basin expected to be completed in mid-year 2025.

•Achieved target of over $400 million of run-rate synergies from the successful integration of DCP Midstream.

•Received proceeds of $1.3 billion since 2022 toward the company’s $3 billion asset disposition target. In addition, the company recently agreed to sell its 49% interest in a Switzerland-based retail joint venture for $1.24 billion, and its interests in non-core Midstream assets in North Dakota.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s third-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

CONTACTS
Jeff Dietert (investors)	Owen Simpson (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	owen.simpson@p66.com	thaddeus.f.herrick@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings,” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “refining realized margin per barrel,” “cash from operations, excluding working capital,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66. References to run-rate business transformation savings include cost savings and other benefits that will be captured in the sales and other operating revenues impacting gross margin; purchased crude oil and products costs impacting gross margin; operating expenses; selling, general and administrative expenses; and equity in earnings of affiliates lines on our consolidated statement of income when realized. Run-rate savings include run-rate sustaining capital savings. Run-rate sustaining capital savings include savings that will be captured in the capital expenditures and investments on our consolidated statement of cash flows when realized.

Basis of Presentation— Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our 16% investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

In the third quarter of 2024, we began presenting the line item “Capital expenditures and investments” on our consolidated statement of cash flows exclusive of acquisitions, net of cash acquired. Accordingly, prior period information has been reclassified for comparability.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings
	Millions of Dollars
	2024			2023
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$644	767	1,965	724	2,060
Chemicals	342	222	769	104	494
Refining	(108)	302	410	1,712	4,481
Marketing and Specialties	(22)	415	759	605	1,501
Renewable Fuels	(116)	(55)	(226)	22	164
Corporate and Other	(327)	(340)	(989)	(354)	(992)
Pre-Tax Income	413	1,311	2,688	2,813	7,708
Less: Income tax expense	44	291	538	670	1,754
Less: Noncontrolling interests	23	5	41	46	199
Phillips 66	$346	1,015	2,109	2,097	5,755

Adjusted Earnings
	Millions of Dollars
	2024			2023
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$672	753	2,038	581	1,915
Chemicals	342	222	769	104	494
Refining	(67)	302	548	1,742	4,525
Marketing and Specialties	583	415	1,305	605	1,501
Renewable Fuels	(116)	(55)	(226)	22	164
Corporate and Other	(327)	(340)	(989)	(303)	(812)
Pre-Tax Income	1,087	1,297	3,445	2,751	7,787
Less: Income tax expense	205	278	709	660	1,768
Less: Noncontrolling interests	23	35	71	21	218
Phillips 66	$859	984	2,665	2,070	5,801

	Millions of Dollars
	Except as Indicated
	2024			2023
	3Q	2Q	Sep YTD	3Q	Sep YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$346	1,015	2,109	2,097	5,755
Pre-tax adjustments:
Impairments[1]	28	224	415	—	—
Net gain on asset dispositions	—	(238)	(238)	(101)	(123)
Change in inventory method for acquired business	—	—	—	(46)	(46)
Los Angeles Refinery shutdown-related costs[2]	41	—	41	—	—
Legal accrual[3]	605	—	605	30	30
Legal settlement	—	—	(66)	—	—
Business transformation restructuring costs	—	—	—	51	127
Loss on early redemption of DCP debt	—	—	—	—	53
DCP integration restructuring costs	—	—	—	4	38
Tax impact of adjustments[4]	(161)	13	(171)	10	(14)
Noncontrolling interests	—	(30)	(30)	25	(19)
Adjusted earnings	$859	984	2,665	2,070	5,801
Earnings per share of common stock (dollars)	$0.82	2.38	4.94	4.69	12.61
Adjusted earnings per share of common stock (dollars)[5]	$2.04	2.31	6.25	4.63	12.71

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$644	767	1,965	724	2,060
Pre-tax adjustments:
Impairments[1]	28	224	311	—	—
Net gain on asset disposition	—	(238)	(238)	(101)	(137)
Change in inventory method for acquired business	—	—	—	(46)	(46)
DCP integration restructuring costs	—	—	—	4	38
Adjusted pre-tax income	$672	753	2,038	581	1,915
Chemicals Pre-Tax Income	$342	222	769	104	494
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income	$342	222	769	104	494

Refining Pre-Tax Income (Loss)	$(108)	302	410	1,712	4,481
Pre-tax adjustments:
Impairments[1]	—	—	104	—	—
Los Angeles Refinery shutdown-related costs[2]	41	—	41	—	—
Net loss on asset disposition	—	—	—	—	14
Legal accrual[3]	—	—	—	30	30
Legal settlement	—	—	(7)	—	—
Adjusted pre-tax income (loss)	$(67)	302	548	1,742	4,525
Marketing and Specialties Pre-Tax Income (Loss)	$(22)	415	759	605	1,501
Pre-tax adjustments:
Legal accrual[3]	605	—	605	—	—
Legal settlement	—	—	(59)	—	—
Adjusted pre-tax income	$583	415	1,305	605	1,501
Renewable Fuels Pre-Tax Income (Loss)	$(116)	(55)	(226)	22	164
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income (loss)	$(116)	(55)	(226)	22	164
Corporate and Other Pre-Tax Loss	$(327)	(340)	(989)	(354)	(992)
Pre-tax adjustments:
Business transformation restructuring costs	—	—	—	51	127
Loss on early redemption of DCP debt	—	—	—	—	53
Adjusted pre-tax loss	$(327)	(340)	(989)	(303)	(812)

[1] Impairments primarily related to certain gathering and processing assets in the Midstream segment, as well as certain crude oil processing and logistics assets in California, reported in the Refining segment.

[2] Shutdown-related costs recorded in the Refining segment include pre-tax charges for severance costs.
[3] Legal accrual primarily related to ongoing litigation.
4 We generally tax effect taxable U.S.-based special items using a combined federal and state statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

5 YTD 2024, Q3 2024 and Q3 2023 are based on adjusted weighted-average diluted shares of 426,301 thousand, 419,827 thousand and 447,255 thousand, respectively. Other periods are based on the same weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in the GAAP diluted earnings per share calculation.

	Millions of Dollars
	Except as Indicated
	2024
	3Q	2Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA
Net Income	$369	1,020
Plus:
Income tax expense	44	291
Net interest expense	191	200
Depreciation and amortization	543	497
Phillips 66 EBITDA	$1,147	2,008
Special Item Adjustments (pre-tax):
Impairments	28	224
Net gain on asset disposition	—	(238)
Los Angeles Refinery shutdown-related costs	41	—
Legal accrual	605	—
Legal settlement	—	—
Total Special Item Adjustments (pre-tax)	674	(14)
Change in Fair Value of NOVONIX Investment	—	7
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$1,821	2,001
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	24	26
Proportional share of selected equity affiliates net interest	12	19
Proportional share of selected equity affiliates depreciation and amortization	188	195
Adjusted EBITDA attributable to noncontrolling interests	(47)	(58)
Phillips 66 Adjusted EBITDA	$1,998	2,183

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$644	767
Plus:
Depreciation and amortization	233	224
Midstream EBITDA	$877	991
Special Item Adjustments (pre-tax):
Net gain on asset disposition	—	(238)
Impairments	28	224
Midstream EBITDA, Adjusted for Special Items	$905	977
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	5	5
Proportional share of selected equity affiliates net interest	3	10
Proportional share of selected equity affiliates depreciation and amortization	26	37
Adjusted EBITDA attributable to noncontrolling interests	(47)	(58)
Midstream Adjusted EBITDA	$892	971

Chemicals Income before income taxes	$342	222
Plus:
None	—	—
Chemicals EBITDA	$342	222
Special Item Adjustments (pre-tax):
None	—	—
Chemicals EBITDA, Adjusted for Special Items	$342	222
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	13	15
Proportional share of selected equity affiliates net interest	(2)	—
Proportional share of selected equity affiliates depreciation and amortization	113	111
Chemicals Adjusted EBITDA	$466	348
Refining Income (loss) before income taxes	$(108)	302
Plus:
Depreciation and amortization	230	204
Refining EBITDA	$122	506
Special Item Adjustments (pre-tax):
Los Angeles Refinery shutdown-related costs	41	—
Refining EBITDA, Adjusted for Special Items	$163	506
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	(1)	1
Proportional share of selected equity affiliates net interest	(1)	(2)
Proportional share of selected equity affiliates depreciation and amortization	27	26
Refining Adjusted EBITDA	$188	531
Marketing and Specialties Income (loss) before income taxes	$(22)	415
Plus:
Depreciation and amortization	32	32
Marketing and Specialties EBITDA	$10	447
Special Item Adjustments (pre-tax):
Legal accrual	605	—
Marketing and Specialties EBITDA, Adjusted for Special Items	$615	447
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	7	5
Proportional share of selected equity affiliates net interest	12	11
Proportional share of selected equity affiliates depreciation and amortization	22	21
Marketing and Specialties Adjusted EBITDA	$656	484
Renewable Fuels Loss before income taxes	$(116)	(55)
Plus:
Depreciation and amortization	24	12
Renewable Fuels EBITDA	$(92)	(43)
Special Item Adjustments (pre-tax):
None	—	—

Renewable Fuels EBITDA, Adjusted for Special Items	$(92)	(43)
Corporate and Other Loss before income taxes	$(327)	(340)
Plus:
Net interest expense	191	200
Depreciation and amortization	24	25
Corporate and Other EBITDA	$(112)	(115)
Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	—	7
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(112)	(108)

Millions of Dollars
Except as Indicated
September 30, 2024
Debt-to-Capital Ratio
Total Debt	$19,998
Total Equity	29,784
Debt-to-Capital Ratio	40%
Total Cash	1,637
Net Debt-to-Capital Ratio	38%

Millions of Dollars
September 30, 2024
Reconciliation of Net Cash Used in Operating Activities to Operating Cash Flow, Excluding Working Capital
Net Cash Used in Operating Activities	$1,132
Less: Net Working Capital Changes	(381)
Operating Cash Flow, Excluding Working Capital	$1,513

	Millions of Dollars
	Except as Indicated
	2024
	3Q	2Q
Reconciliation of Refining Income (Loss) Before Income Taxes to Realized Refining Margins
Income (loss) before income taxes	$(108)	302
Plus:
Taxes other than income taxes	100	74
Depreciation, amortization and impairments	230	203
Selling, general and administrative expenses	60	51
Operating expenses	922	884
Equity in earnings of affiliates	12	(33)
Other segment expense, net	(4)	(1)
Proportional share of refining gross margins contributed by equity affiliates	193	260
Special items:
None	—	—
Realized refining margins	$1,405	1,740
Total processed inputs (thousands of barrels)	145,440	151,296
Adjusted total processed inputs (thousands of barrels)*	168,951	174,107
Income (loss) before income taxes (dollars per barrel)**	$(0.74)	2.00
Realized refining margins (dollars per barrel)*****	$8.31	10.01
*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.